Exhibits 99.1

FERRELLGAS PARTNERS, L.P. REPORTS THIRD QUARTER 2021 RESULTS

•	Financial Highlights
•	Gross Profit increased by $30.2 million, or almost 13%, compared to the prior year period as a result of a $.06 increase in gross margin per gallon and 13.3 million higher gallon volumes.
•	Operating Income for the quarter increased by $25.4 million.
•	Tank Exchange selling locations now total 62,400, up over 4,000 from prior year, contributing to a 22% growth in volumes.
•	Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. successfully emerge from bankruptcy and completed the financial restructuring plan.
•	Company Highlights
•	The Ferrellgas Management Development Program, a diverse leadership, management and mentorship program, proudly placed 11 graduates in operations management positions across the country.
•	Ferrellgas launched Ferrell University, a professional development program for current Ferrellgas employees in all roles throughout the company.
•	Ferrellgas partnered with Operation BBQ to provide relief to storm impacted areas in southern United States.
•	Ferrellgas joins newly formed The World LPG Association Youth Council Steering Committee.

Overland Park, KS., June 14, 2021 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPR) (“Ferrellgas” or the “Company”) today reported financial results for its third quarter ended April 30, 2021.

"At Ferrellgas, we continue to focus on the disciplined execution of our operating strategy and delivering a memorable customer experience. By investing in our employees and technology we continue to place customer service at the center of our growth strategy,” said James E. Ferrell, Chief Executive Officer and President.  “We are excited for the recent graduates of our unique Management Development Program, who are now joining our high-performing field operations across the company.  These new leaders, like our tenured managers, are committed to creating value for our customers and the communities we serve.”

The Company’s strong performance continues and strengthened during the third quarter of fiscal 2021, leading to a $25.4 million increase in operating income. The Company sold 260.2 million propane gallons for the quarter, compared to 246.8 million in the same quarter last year. Sales volumes grew by 13.9 million gallons.  Margin per gallon for the quarter was $.064, or 7% higher than the prior year, attributable to strategic product positioning, sound supply chain logistics, and a growing customer base.  The National Accounts channel performed 10.8% higher in volume than the prior year quarter.   Also contributing to a strong gallon performance are right-timed deliveries that shifted gallons into this quarter, additional marketing on key consumer platforms, improved use of marketing analytics, and weather that was 8% colder than the prior-year quarter.   Blue Rhino tank exchange sales continued to grow due to further market share penetration, national marketing strategies, and continued growth in backyard and outdoor appliance usage.

Overall gallon performance contributed to an increase in gross margin of $30.2 million, or 13% higher than prior year.  Highlighting the Company’s delivery efficiency strategies, in response to increased volumes, operating expenses increased a nominal 2.5% while decreasing 2.7% per unit.  The Company demonstrated continued operational excellence on its strategic initiative of delivering gallons more efficiently, which led to a significant containment of operating expenses during the quarter.  Decreased labor expense, less miles driven to deliver more volume, and better utilization of our fleet resulted in less fuel consumed and fewer repairs and maintenance.

The third quarter continues to demonstrate Ferrellgas’ strength as a high-performing, customer-centric, technology enabled, logistics company.  As the Company continues to transform, an emphasis on leadership development, excellence in operational expense management, and implementation of logistics fundamentals continue to increase efficiency and profitability. Strong execution by high-performing managers and an agile workforce of essential workers is driving morale and high performance throughout the Company, both in the field and in corporate locations.

For this quarter, the Company reported a net loss attributable to Ferrellgas Partners, L.P. of $66.8 million, or $15.25 per common unit, compared to the prior year quarter of a net loss of $15.4 million, or $3.14 per common unit. The current quarter loss is primarily attributable to the $109.9 million loss on extinguishment of debt incurred through our successful restructuring transactions, as compared to $37.4 million in the prior year quarter.  Adjusted EBITDA, a non-GAAP measure, increased by $26.9 million, or 29.0%, to $119.2 million in the current quarter compared to $92.4 million in the prior year quarter.

“Our performance is made possible through our focus on customer service and being a trusted partner for warmth, support of agriculture, autogas, and other critical needs,” Ferrell added. “Performance is further strengthen by the incredibly dedicated employees of Ferrellgas and their unwavering commitment to our customers, partners, and communities. Our people continue to generate strong results, while spending less on controllable costs. We are also investing in our customers, employees, and cutting edge technology.  I could not be more proud of our people and the continued transformation of the company.”

As previously announced, on January 11, 2021, Ferrellgas Partners and Ferrellgas Partners Finance Corp. commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On March 5, 2021, the Bankruptcy Court entered an order confirming the restructuring plan.  On March 30, 2021, Ferrellgas Partners and Ferrellgas Partners Finance Corp. emerged from bankruptcy.  The Company also completed its financial restructuring greatly improving the health of its balance sheet and paving the way for future prosperity.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Ferrellgas employees indirectly own 1.1 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on October 15, 2020. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2020, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	April 30, 2021	July 31, 2020

Current Assets:
Cash and cash equivalents (including $11,500 and $95,759 of restricted cash at April 30, 2021 and July 31, 2020, respectively)	$222,849	$333,761

Accounts and notes receivable, net (including $103,703 of accounts receivable pledged as collateral at July 31, 2020)	170,516	101,438
Inventories	69,742	72,664
Prepaid expenses and other current assets	73,984	35,944
Total Current Assets	537,091	543,807

Property, plant and equipment, net	582,838	591,042
Goodwill, net	246,946	247,195
Intangible assets, net	97,560	104,049
Operating lease right-of-use asset	93,341	107,349
Other assets, net	86,914	74,748
Total Assets	$1,644,690	$1,668,190

LIABILITIES, MEZZANINE AND EQUITY

Current Liabilities:
Accounts payable	$54,320	$33,944
Current portion of long-term debt	1,565	859,095
Current operating lease liabilities	26,669	29,345
Other current liabilities	178,514	167,466
Total Current Liabilities	261,068	1,089,850

Long-term debt	1,443,095	1,646,396
Operating lease liabilities	78,498	89,022
Other liabilities	51,427	51,190

Contingencies and commitments

Mezzanine Equity:
Senior preferred units (700,000 units outstanding at April 30, 2021)	651,854	—

Equity:
Common unitholders
Class A (4,857,605 units outstanding at April 30, 2021 and July 31, 2020)	(1,181,241)	(1,126,452)
Class B (1,300,000 units outstanding at April 30, 2021)	388,147	—
General partner unitholder (49,496 units outstanding at April 30, 2021 and July 31, 2020)	(71,840)	(71,287)
Accumulated other comprehensive income (loss)	31,845	(2,303)
Total Ferrellgas Partners, L.P. Equity	(833,089)	(1,200,042)
Noncontrolling interest	(8,163)	(8,226)
Total Equity	(841,252)	(1,208,268)
Total Liabilities, Mezzanine and Equity	$1,644,690	$1,668,190

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2021	2020	2021	2020	2021	2020
Revenues:
Propane and other gas liquids sales	$542,036	$391,745	$1,351,519	$1,150,377	$1,616,933	$1,414,601
Other	22,694	20,385	67,665	65,800	83,900	80,657
Total revenues	564,730	412,130	1,419,184	1,216,177	1,700,833	1,495,258

Cost of sales:
Propane and other gas liquids sales	298,386	176,265	706,790	548,136	831,707	684,596
Other	2,985	2,740	10,156	9,774	13,385	12,391

Gross profit	263,359	233,125	702,238	658,267	855,741	798,271

Operating expense - personnel, vehicle, plant & other	124,624	121,558	348,898	364,334	477,619	481,661
Depreciation and amortization expense	21,281	20,366	63,920	59,380	85,021	79,012
General and administrative expense	15,205	12,560	48,760	36,447	58,065	54,404
Operating expense - equipment lease expense	6,770	8,075	20,462	24,724	28,755	33,200
Non-cash employee stock ownership plan compensation charge	811	757	2,281	2,182	2,970	3,187
Loss on asset sales and disposals	1,345	1,859	2,238	6,242	3,920	8,807

Operating income	93,323	67,950	215,679	164,958	199,391	138,000

Interest expense	(42,189)	(45,703)	(149,010)	(138,948)	(203,024)	(183,636)
Loss on extinguishment of debt	(109,922)	(37,399)	(109,922)	(37,399)	(109,922)	(37,399)
Other income (expense), net	553	(158)	4,169	(214)	3,923	(201)
Reorganization items, net	(9,007)	—	(10,207)	—	(10,207)	—

Loss before income tax expense	(67,242)	(15,310)	(49,291)	(11,603)	(119,839)	(83,236)

Income tax expense	193	161	606	794	663	833

Net loss	(67,435)	(15,471)	(49,897)	(12,397)	(120,502)	(84,069)

Net earnings (loss) attributable to noncontrolling interest (a)	(641)	(78)	(308)	133	(944)	(502)

Net loss attributable to Ferrellgas Partners, L.P.	(66,794)	(15,393)	(49,589)	(12,530)	(119,558)	(83,567)

Distribution to preferred unitholders	8,011	—	8,011	—	8,011	—

Less: General partner's interest in net loss	(748)	(154)	(576)	(125)	(1,276)	(835)

Class A unitholders' interest in net loss	$(74,057)	$(15,239)	$(57,024)	$(12,405)	$(126,293)	$(82,732)

Loss Per Class A Unit
Basic and diluted net loss per common unit	$(15)	$(3)	$(12)	$(3)	$(26)	$(17)

Weighted average common units outstanding - basic	4,858	4,858	4,858	4,858	4,858	4,858

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2021	2020	2021	2020	2021	2020
Net loss attributable to Ferrellgas Partners, L.P.	$(66,794)	$(15,393)	$(49,589)	$(12,530)	$(119,558)	$(83,567)
Income tax expense	193	161	606	794	663	833
Interest expense	42,189	45,703	149,010	138,948	203,024	183,636
Depreciation and amortization expense	21,281	20,366	63,920	59,380	85,021	79,012
EBITDA	(3,131)	50,837	163,947	186,592	169,150	179,914
Non-cash employee stock ownership plan compensation charge	811	757	2,281	2,182	2,970	3,187
Loss on asset sales and disposal	1,345	1,859	2,238	6,242	3,920	8,807
Loss on extinguishment of debt	109,922	37,399	109,922	37,399	109,922	37,399
Other income (expense), net	(553)	158	(4,169)	214	(3,923)	201
Reorganization items, net	9,007	—	10,207	—	10,207	—
Severance expense includes $0, $927 and $1,667 in operating expense for the three, nine and twelve months ended April 30, 2021. Also includes $0, $834 and $834 in general and administrative expense for the three, nine and twelve months ended April 30, 2021.	—	—	1,761	—	2,501	—
Legal fees and settlements related to non-core businesses	2,436	1,325	8,572	5,887	9,993	13,608
Provision for doubtful accounts related to non-core businesses	—	—	(500)		16,825	—
Lease accounting standard adjustment and other	—	80	—	134	27	134
Net earnings (loss) attributable to noncontrolling interest (b)	(641)	(78)	(308)	133	(944)	(502)
Adjusted EBITDA (b)	119,196	92,337	293,951	238,783	320,648	242,748
Net cash interest expense (c)	(37,757)	(43,442)	(137,716)	(129,341)	(190,621)	(170,806)
Maintenance capital expenditures (d)	(4,058)	(6,803)	(14,517)	(18,700)	(19,057)	(20,436)
Cash paid for income taxes	(133)	(49)	(438)	(50)	(677)	(170)
Proceeds from certain asset sales	1,270	851	3,707	2,510	5,194	4,343
Distributable cash flow attributable to equity investors (e)	78,518	42,894	144,987	93,202	115,487	55,679
Less: Distributions accrued or paid to preferred unitholders	8,011	—	8,011	—	8,011	—
Distributable cash flow attributable to general partner and non-controlling interest	1,571	(858)	2,900	(1,864)	6,038	1,113
Distributable cash flow attributable to Class A and B unitholders (f)	68,936	42,036	134,076	91,338	109,449	54,566
Less: Distributions accrued or paid to Class A and B unitholders	—	—	—	—	—	—
Distributable cash flow excess	$68,936	$42,036	$134,076	$91,338	$109,449	$54,566

Propane gallons sales
Retail - Sales to End Users	200,028	186,175	536,124	552,340	621,801	651,454
Wholesale - Sales to Resellers	60,128	60,660	176,970	179,695	232,804	233,005
Total propane gallons sales	260,156	246,835	713,094	732,035	854,605	884,459

(a)	Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, loss on asset sales and disposals, loss on extinguishment of debt, other income (expense), net, reorganization items, net, severance expense, legal fees and settlements related to non-core businesses, provision for doubtful accounts related to non-corse businesses, lease accounting standard adjustment and other and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful, becauseit allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures.

This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the terminated accounts receivable securitization facility.
(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for income taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors, including holders of the operating partnership’s Preferred Units. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(f)	Distributable cash flow attributable to Class A and B unitholders is calculated as Distributable cash flow attributable to equity investors minus distributions accrued or paid on the Preferred Units and distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to Class A and B unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to Class A and B unitholders. Distributable cash flow attributable to Class A and B unitholders, as management defines it, may not be comparable to distributable cash flow attributable to Class A and B unitholders or similarly titled measurements used by other companies. Items added to our calculation of distributable cash flow attributable to Class A and B unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to Class A and B unitholders should be viewed in conjunction with measurements that are computed in accordance with GAAP.